UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2023

Date of Report (Date of earliest event reported)

Nubia Brand International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13355 Noel Rd, Suite 1100 Dallas, TX	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 918-5120

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	NUBIU	The Nasdaq Capital Market LLC
Common Stock, par value $0.0001 per share	NUBI	The Nasdaq Capital Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	NUBIW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the Special Meeting (defined below), Nubia Brand International Corp. (“Nubia”) and Continental Stock Transfer & Trust Company entered into an amendment, dated December 15, 2023, to the Investment Management Trust Agreement, dated March 10, 2022, by and between Continental Stock Transfer & Trust Company and Nubia (as amended from time to time, the “IMTA Amendment”). A copy of the IMTA Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the Special Meeting, the Company filed a second certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) which became effective upon filing. The Charter Amendment changed the date by which Nubia must consummate an initial business combination from December 15, 2023 to March 15, 2024. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On December 15, 2023, Nubia held a special meeting of stockholders (the “Special Meeting”). On November 6, 2023, the record date for the Special Meeting, there were 7,130,617 issued and outstanding shares of Nubia’s common stock (the “Common Stock”) entitled to vote at the Special Meeting, 85.36% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Nubia’s stockholders at the Special Meeting are as follows:

Matters Voted On	For	Against	Abstain
Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to extend the date by which the Company must consummate a business combination by three months from December 15, 2023 (the date that is 21 months from the closing date of the Company’s initial public offering of units (the “IPO”)) to March 15, 2024 (the date that is 24 months from the closing date of the IPO.	5,183,118	903,368	0

Proposal to amend the Investment Management Trust Agreement, dated March 10, 2022, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the date on which the Trustee must liquidate the trust account established by the Company in connection with the IPO if the Company has not completed its initial business combination, by three months from December 15, 2023 (the date that is 21 months from the closing date of the IPO) to March 15, 2024 (the date that is 24 months from the closing date of the IPO).	5,183,117	903,369	0

Proposal to amend the Company’s charter to provide for the right of a holder of the Company’s Class B common stock, par value $0.0001 per share, to convert into shares of the Company’s Class A common stock, par value $0.0001 per share on a one-for-one basis at any time, and from time to time, prior to the closing of a business combination at the election of the holder (the “Founder Share Amendment Proposal”).	5,540,137	546,349	0

The Founder Share Amendment Proposal was also approved by the following vote of the Company’s Class B shares, voting as a separate class:

For	% of Class B Shares Outstanding	Against	% of Class B Shares Outstanding	Abstain	% of Class B Shares Outstanding
3,087,500	100%	0	0.00%	0	0.00%

Each of the proposals described above was approved by Nubia’s stockholders.

Item 8.01. Other Events.

The supplement to the definitive proxy statement for the Special Meeting which was filed on December 15, 2023 (the “December 15 Supplement”), was filed inadvertently. The Company advises stockholders that the December 15 Supplement had no effect on the proposals voted upon at the Meeting, or the voting results, which were finalized prior to the filing of the December 15 Supplement. As originally disclosed in the definitive proxy statement for the Special Meeting, the Company will not be depositing additional funds into the trust account in order to extend the time available for the Company to complete a business combination from December 15, 2023 to March 15, 2024.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment, dated December 15, 2023, to Amended and Restated Certificate of Incorporation of Nubia
10.1	Amendment to the Investment Management Trust Agreement, dated December 15, 2023, by and between Nubia and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 15, 2023

NUBIA BRAND INTERNATIONAL CORP.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

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